                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                              Dated August 14, 2003
                 as last amended and restated on March 31, 2004

                                     between

                              BNP PARIBAS BANK N.V.
                                  as Transferee

                                       and

                         INGRAM MICRO DISTRIBUTION GMBH
                                  as Originator

                                       and

                            INGRAM MICRO HOLDING GMBH
                                  as Depositor

       ------------------------------------------------------------------
           GERMAN MASTER RECEIVABLES TRANSFER AND SERVICING AGREEMENT
       ------------------------------------------------------------------

                                HENGELER MUELLER

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                                TABLE OF CONTENTS

PART I. DEFINITIONS - INTERPRETATION.............................................................       5
1.       Definitions.............................................................................       5
2.       Interpretation..........................................................................       5
PART II. PURPOSE - TERM - CONDITIONS PRECEDENT...................................................       6
3.       Purpose.................................................................................       6
4.       Effective Date - Termination............................................................       6
5.       Conditions Precedent....................................................................       7
PART III. TRANSFER OF RECEIVABLES................................................................       8
6.       Transferable Receivables................................................................       8
7.       Eligible Receivables....................................................................       9
8.       Eligible Debtors........................................................................      10
9.       Conditions of Transfer..................................................................      11
10.      Transfer of Receivables.................................................................      12
11.      Warranties of Compliance................................................................      14
PART IV. INFORMATION - PROGRAM MANAGEMENT........................................................      15
12.      Information Obligations of the Originator...............................................      15
13.      Calculation and Determination of the Financing Conditions by the Transferee.............      15
14.      Transactions to be carried out during the Replenishment Period..........................      15
15.      Transactions to be carried out during the Redemption Period or any Temporary Redemption
         Period..................................................................................      15
PART V. SERVICING AND COLLECTION OF RECEIVABLES..................................................      16
16.      Servicing Obligations of the Originator.................................................      16
17.      Equivalent Payments.....................................................................      17
18.      Servicing Mandate.......................................................................      18
19.      Obligations of the Originator in respect of Collections.................................      19
20.      Renegotiations..........................................................................      20
21.      Authority to Sue and be Sued............................................................      21
22.      Payments of Collections.................................................................      21
23.      Diligence Obligations of the Originator.................................................      22
24.      Retransfer to the Originator............................................................      23
25.      Onward Transfer by the Transferee.......................................................      24
PART VI. FINANCING...............................................................................      25
26.      Characteristics of the Financing........................................................      25
27.      Maximum Financing Amount................................................................      27
28.      Issuer of Reference.....................................................................      27
29.      Transfer Fee............................................................................      28
30.      Management Fee..........................................................................      28
PART VII. DEPOSITS...............................................................................      29
31.      Creation of Deposits on the Initial Transfer Date.......................................      29
32.      Change in the Subordinated Deposit......................................................      29
33.      Change in the Complementary Deposit.....................................................      31
34.      Cash Collateral.........................................................................      31
35.      Increase of the Cash Collateral.........................................................      32
36.      Release of the Cash Collateral..........................................................      32
37.      Immobilization Fee......................................................................      32
PART VIII. REPRESENTATIONS AND WARRANTIES - COVENANTS............................................      33
38.      Representations and Warranties..........................................................      33
39.      Covenants...............................................................................      35

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

PART IX. EVENTS OF DEFAULT.........................................................................        36
40.      Events of Default and Termination of the Transferee's Commitment..........................        36
41.      Remedies upon the Occurrence of an Event of Default or a Termination of the Transferee's
         Commitment................................................................................        41
PART X. MISCELLANEOUS..............................................................................        42
42.      Payments and Currency for Payments........................................................        42
43.      Waiver....................................................................................        42
44.      Late payment Interests....................................................................        42
45.      Taxes.....................................................................................        43
46.      Change in Circumstances...................................................................        43
47.      Expenses..................................................................................        45
48.      Sub-contracting and Substitution..........................................................        45
49.      Confidentiality...........................................................................        45
50.      Benefit of the Agreement..................................................................        46
51.      Notices, Communication and Documents......................................................        46
52.      Exercise of Rights........................................................................        48
53.      Language..................................................................................        48
54.      Indivisibility............................................................................        48
55.      Governing Law - Jurisdiction - Counterparts...............................................        48
56.      Continuity................................................................................        49
SCHEDULE 1 Glossary................................................................................        50
SCHEDULE 2 Offer Form..............................................................................        67
PORTFOLIO FILES DETAILS............................................................................        71
SCHEDULE 4 Financing Conditions....................................................................        77
SCHEDULE 5 Timetable................................................................................       81
SCHEDULE 6 Retransfer Form.........................................................................        82
SCHEDULE 7 Calculation of the Daily and Transfer Fees...............................................       84
SCHEDULE 8 Trigger Event...........................................................................        88
SCHEDULE 9 Calculation of the Net Outstanding Receivables Amount and the Overconcentration
Limits.............................................................................................        90
SCHEDULE 10 Calculation of the Subordinated Deposit Rate...........................................        92
SCHEDULE 11A Form of the Originator's Auditors Certificate (Effective Date)........................        94
SCHEDULE 12A Form of the Managing Director's Certificate (Effective Date)..........................        96
SCHEDULE 12B Form of the Managing Director's Certificate...........................................        97
SCHEDULE 13 Form of legal opinion of in-house counsel of the Guarantor.............................        99
SCHEDULE 14 Management Procedures..................................................................       101
SCHEDULE 15 Form of ERoT-Certificate...............................................................       122
SCHEDULE 16 Part I: US Guarantee (Collections).....................................................       123
            Part II: US Guarantee (Fees)...........................................................       135
SCHEDULE 17 Liquidity Fees.........................................................................       147
SCHEDULE 18A Confirmation of Program Continuation upon an ERoT Withdrawal Event....................       148

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

THIS AGREEMENT has been originally made on August 14, 2003, as amended and restated on December 29, 2003 and is hereby amended and restated on March 31, 2004.

BETWEEN:

(1) INGRAM MICRO DISTRIBUTION GMBH, a German limited liability company (Gesellschaft mit beschrankter Haftung), having its registered offices at Heisenbergbogen 3, 85609 Aschheim, Germany, registered in the commercial registry of the Lower Local Court (Amtsgericht) in Munchen under registration number HRB 76025 (the "ORIGINATOR" );

(2) BNP PARIBAS BANK N.V., a Dutch limited liability company (naamloze vennootschap), licensed as a credit institution, having its registered offices at Herengracht 477, Postbus 10042, NL - Amsterdam, 1101 EA, registered with the Chamber of Commerce in Amsterdam under the number 33 166 364 (hereinafter referred to as the "TRANSFEREE"); and

(3) INGRAM MICRO HOLDING GMBH, a German limited liability company (Gesellschaft mit beschrankter Haftung), having its registered offices at 85609 Aschheim, Heisenbergbogen 3, registered in the commercial registry of the Lower Local Court (Amtsgericht) in Munchen under registration number HRB 99636, whose representatives on the signature page are duly authorized for the purposes of this Agreement (hereinafter referred to as the "DEPOSITOR").

NOW, THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

WHEREAS:

(A) The Originator's business consists of the distribution, sale and purchase of hardware and software products, the importation and exportation of such products and any other activity in connection with the distribution of such materials.

(B) The Originator has agreed to a securitization program of five (5) years, commencing on the Initial Transfer Date, with respect to certain Receivables originated by it.

(C) Due to the affiliation of the Originator to the Ingram Micro Group, the Transferee has accepted the offer made to it by the Originator to purchase, from time to time, Receivables under the terms and subject to the conditions set forth in this Agreement, provided in particular that:

         - the payment of such Receivables by the Debtors will be secured by means of a Subordinated Deposit made by the Depositor in favor of the Transferee;

         -        the Debtor Payments will be paid to the Collection Accounts;

         - the wire transfer of Debtor Payments, the payment of Equivalent Payments and Retransfer Payments and the payment of the Total Fees and Expenses to the Transferee will be guaranteed by Ingram Micro Inc.; and

         - the various fees payable to the Transferee in connection with the financing granted by it to the Originator, will be based upon the refinancing costs of Eliopee Limited, named as Issuer of Reference in the area of the securitization of receivables and other financial assets.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

(D) Pursuant to a release letter (the "RELEASE LETTER") dated March 18, 2004, it has been agreed, inter alios, by the parties hereto and Compu-Shack Electronic GmbH to release Compu-Shack Electronic GmbH from its future obligations under this Agreement.

                      PART I. DEFINITIONS - INTERPRETATION

1.       DEFINITIONS

         Capitalized terms and expressions in this Agreement shall have the same meaning as ascribed to such terms and expressions in the glossary (the "GLOSSARY") attached hereto as Schedule 1. This Agreement, including the recitals, the Schedules and each instrument delivered by any Party pursuant to its terms shall form a single agreement.

2.       INTERPRETATION

A. Parts and Clauses headings (including paragraphs headings) and the table of contents have been inserted exclusively to facilitate referral and shall not be used to interpret this Agreement.

B.       In this Agreement, unless the context otherwise requires:

         (a) a "PART" or "CLAUSE" or "SCHEDULE" is a reference to a part, clause or schedule to this Agreement, and references to the Agreement include its whereas and Schedules; references to the "Parties" refer to the Originator, to the Depositor and to the Transferee.

         (b)      words in the plural shall cover the singular and vice versa;

         (c) unless otherwise stipulated, reference to the time of the day refers to the time in Paris, France;

         (d)      references to a month shall mean:

                  - a period starting on a given day in a calendar month and ending on the numerically corresponding day in the next calendar month; or

                  - if the corresponding day is not a Business Day, a period ending on the first Business Day following the corresponding day unless such following day falls in the next calendar month, in which case the period shall end on the Business Day immediately preceding the corresponding day; or

                  - if the period starts on the last Business Day of a calendar month, or if there is no numerically corresponding day in the next calendar month, a period ending on the last Business Day of the next calendar month;

         (e) reference to a person includes its successors, transferees and assignees;

         (f) reference to a document means that document as novated, amended or supplemented.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                 PART II. PURPOSE - TERM - CONDITIONS PRECEDENT

3.       PURPOSE

         The purpose of this Agreement is to set forth the conditions under which:

         (a) the Originator may, from time to time during the Replenishment Period, transfer Transferable Receivables to the Transferee by way of sale (Verkauf) and assignment (Abtretung) and in accordance with the provisions of this Agreement;

         (b) the Transferee shall pay to the Originator the Purchase Price for any Transferred Receivables in accordance with the provisions of this Agreement;

         (c) upon each Transfer Date, but prior to each transfer of any Transferable Receivables, the Depositor shall make a Subordinated Deposit with the Transferee as provided for in Clause 32;

         (d) upon each Transfer Date, but prior to each transfer of Transferable Receivables, the Depositor shall make a Complementary Deposit with the Transferee as provided for in Clause 33.

4.       EFFECTIVE DATE - TERMINATION

         A. This Agreement shall become effective on the date on which all the conditions precedent set forth in Clause 5 shall have been satisfied (the "EFFECTIVE DATE").

         B. This Agreement shall terminate on the earlier of (the "AGREEMENT TERMINATION DATE"):

                  (i)      the Redemption Date; or

                  (ii) the sixth Transaction Date following the Final Transfer Date.

         C. The date upon which (i) no more transfer of receivables may be made under this Agreement and (ii) the Transferee's Commitment is terminated (the "FINAL TRANSFER DATE") shall be the first Transaction Date which shall occur during the 61st month following the Initial Transfer Date. The Final Transfer Date shall be advanced under the conditions set forth under Clauses
                  10.1 A (b), 41.1, 41.2, 41.3 (D), 45 (C) and 46 (C)(ii), or
                  postponed by mutual consent of the Parties pursuant to the conditions set forth under Clause 4 (D).

         D. The Parties may agree to extend the Final Transfer Date (and, accordingly, the Agreement Termination Date) by entering, to that effect, into an amendment to this Agreement. In this case, the new Final Transfer Date and the new Agreement Termination Date shall be the dates as mutually agreed between the Parties.

         E. Notwithstanding the Agreement Termination Date, and for so long as there remains a Transferred Receivable which has not either been paid in full or become an Irrecoverable
                  Receivable: (i) all of the representations, warranties, covenants and obligations of the

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                  Originator to the Transferee; (ii) all of the obligations of the Transferee with respect to Release of the Deposits and
                  (iii) the provisions of Clause 25.2, shall remain in full force and effect.

5.       CONDITIONS PRECEDENT

         This Agreement shall not be effective unless and until each and all of the following conditions precedent shall have been fulfilled to the satisfaction of the Transferee:

         (a) from each of the Originator and the Depositor, a copy of its Articles of Association (Satzung), certified as actual version thereof by its duly authorized representative;

         (b) from the Originator and the Depositor, an original copy of the excerpt of the commercial registry (Handelsregister) not older than 30 days prior to August 14, 2003;

         (c) from each Originator and the Depositor, a copy, certified to be true by its duly authorized representative, of its annual non-consolidated accounts for the fiscal year 2001 and the original annual non-consolidated accounts for the fiscal year 2002 as published and certified by its statutory auditors together with the respective unqualified auditor's opinion relating thereto, and the related corporate resolutions approving such accounts;

         (d) from the Originator and the Depositor, a certificate from one of its managing directors (Geschaftsfuhrer) in the form of
                  Schedule 12A, representing that:

                  - between the closing date of its audited accounts for the fiscal year 2002 and August 14, 2003, no event has occurred which could constitute a Material Adverse Effect;

                  - it is not under administration, insolvency, bankruptcy, dissolution, receivership or winding up and no stoppage of payments has occurred in relation to it;

                  - there exists no provision currently in force and which has not been removed (with respect to any contract or agreement which is binding on it or to which it is a party) which could impede the execution of this Agreement or the performance of any of its obligations by it hereunder; in particular there exists no (i) provision limiting the transfer of its receivables or (ii) negative pledge clauses;

         (e) from the Originator, a certificate from its statutory auditors, issued in the form of Schedule 11A;

         (f) from the Originator and the Depositor, a list of the names of the individuals authorized to act on behalf of it under this Agreement and a specimen signature of each;

         (g) from the Originator and the Depositor the corporate resolutions authorizing it to enter into and execute this Agreement;

         (h) the Transferee or any of its agent shall have conducted a due diligence of the Originator, satisfactory in particular as regards origination, management and collections of the Receivables;

         (i) the Originator shall have demonstrated its ability to provide monthly historical data

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                  regarding the Receivables;

         (j) the Transferee shall have received from the Originator a historical monthly analysis of the credit notes and other dilution (and any other relevant risk factors in relation to the Receivables);

         (k) the Originator shall have demonstrated its ability to provide a reporting Statement on the Receivables twice a month;

         (l) the Transferee shall have received a legal opinion from Hengeler Mueller as legal advisor to the Transferee in form and substance satisfactory to the Transferee regarding (i) that the transfer of the Receivables will constitute a legal true sale of such Receivables and (ii) the Originator's and the Depositor's capacity and authority to enter into this Agreement;

         (m) each of the US Guarantees shall have been issued in the form as set out in Schedule 16 by the Guarantor in favor of the Transferee, BNP Paribas acting as its agent, and the Transferee shall have received a certified copy of the last audited consolidated financial statements of the Guarantor for the fiscal year 2002 and a certificate signed by a duly authorized representative of the Guarantor representing that:
                  (1) between the closing date of the above mentioned accounts for the fiscal year 2002 and August 14, 2003, no Material Adverse Effect has occurred; and (2) the Guarantor is not under administration, insolvency, bankruptcy, dissolution, receivership or winding up and no stoppage of payments has occurred in relation to it;

         (n) the Transferee shall have received from the Guarantor an in-house legal opinion in form and substance satisfactory to the Transferee regarding (i) the capacity and authority of the Guarantor to enter into each of the US Guarantees and (ii) the validity and legality of each of the US Guarantees; and

         (o) from the Originator, a certificate signed by one of its managing directors (Geschaftsfuhrer) and its senior in-house lawyer in the form of Schedule 15 regarding its collection authority with respect to receivables which are subject to Extended Retention of Title Clauses (verlangerter Eigentumsvorbehalt).

                        PART III. TRANSFER OF RECEIVABLES

6.       TRANSFERABLE RECEIVABLES

A. On a given Statement Date, a Transferable Receivable shall be any Receivable bearing the following characteristics on such date:

         (i) the Receivable exists, is not an Irrecoverable Receivable and has not been paid in full;

         (ii) the Receivable originates from a contract entered into between the Originator and an Eligible Debtor and constitutes for both parties a Commercial Contract;

         (iii) the underlying Commercial Contract is valid and enforceable against the relevant Debtor in accordance with its terms and fully performed by the Originator;

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (iv)     the underlying Commercial Contract is governed by German Law;

         (v) the amount of the Receivable invoiced by the Originator to the respective Debtor is inclusive of value-added tax in compliance with applicable tax laws;

         (vi) the Receivable is evidenced by an Invoice, duly recorded in the relevant Statement or Portfolio File; and

         (vii) the Receivable is denominated in Euros, payable to the Originator by the relevant Debtor and such Debtor is requested to pay any amount due in relation to such Receivable into the relevant Collection Account.

7.       ELIGIBLE RECEIVABLES

A. On a given Statement Date, an Eligible Receivable shall be any Transferred Receivable bearing the additional following characteristics on that date:

         (i)      the Debtor of such Transferred Receivable is an Eligible
                  Debtor;

         (ii) the Transferred Receivable is neither an Unpaid Receivable nor an Irrecoverable Receivable nor a Disputed Receivable;

         (iii) the date upon which the Transferred Receivable is due and payable, which is stated on the Invoice, is no later than thirty (30) calendar days following the Final Transfer Date;

         (iv) the date upon which the Transferred Receivable is due and payable, which is stated on the Invoice, is no later than sixty (60) calendar days following the related Transaction Date except for Proreserv in which case the Transferred Receivable is due and payable no later than one hundred forty
                  (140) calendar days following the date of Invoice;

         (v) the Transferred Receivable has been managed since its creation and is managed at the given date by the Originator, in accordance with the Management Procedures and the applicable statutes and regulations in force at any relevant time;

         (vi) the Transferred Receivable is not subject to any defense, counterclaim or set-off right;

         (vii) the Transferred Receivable is identified in a Statement and Portfolio Files which strictly conform with the form of Statement and Portfolio Files attached as Schedule 3;

         (viii) the Transferred Receivable is legally and beneficially solely owned by the Originator free from any adverse claims in favor of any person (including, without limitation, has not been, in part or in whole, pledged, mortgaged, charged, assigned, discounted, subrogated or seized or attached or transferred in any way) and is otherwise free and clear of any Extended Retention of Title Clause (verlangerter Eigentumsvorbehalt), subject to Clause (B) below, and of any liens or other encumbrances exercisable against the Originator or the Transferee;

         (ix) the Transferred Receivable can be segregated and identified for ownership purposes on the Transfer Date thereof and on any day after such Transfer Date;

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (x) the Transferred Receivable constitutes an unconditional and irrevocable obligation of the relevant Eligible Debtor to pay the full sums of the amounts stated on the due date therefor; and

         (xi) the Transferred Receivable is enforceable (durchsetzbar), non-litigious (nicht einredebehaftet) and assignable (abtretbar).

B. Any Receivable being affected by an Extended Retention of Title Clause shall be an Eligible Receivable if it meets in addition to the requirements set forth under Clause 7 (A) the following conditions:

         (i) the sale of the relevant Receivable to the Transferee must be characterised as legal true sale for German civil and insolvency law purposes;

         (ii) the Originator has been granted the authorization to collect the Billing Amount of such Receivable by the relevant supplier, this authorization shall be express and the Originator shall not have been notified by such supplier of the withdrawal of such authorisation;

         (iii) the Purchase Price paid by the Transferee for the Receivable shall at least be equal to the purchase price due by the Originator to the relevant supplier for the items that are the subject of such Receivable;

         (iv) the assignment by the Originator of the Receivable to the Transferee is made at the same time as the payment of the Purchase Price of such Receivable;

         (v) the purchase and the acquisition of the relevant Receivable by the Transferee is not structured in a way that would prejudice the interests of the relevant supplier; and

         (vi) the Originator is not in a state of financial crisis as such term may be defined in the respective Extended Retention of Title Clause.

8.       ELIGIBLE DEBTORS

         On any Statement Date, an Eligible Debtor shall be a Debtor having the following characteristics:

         (i) the Debtor is either (i) a private company having its registered office in Germany (ii) a natural person having its domicile in Germany or (iii) a private company having its registered office in Germany and being held by a German public entity;

         (ii) the Debtor is neither the Originator nor a company of the Ingram Micro Group;

         (iii) the Debtor does not have any contractual relationship with the Originator providing for an automatic set-off of debts and credits or a current account relation (Kontokorrent) between such Debtor and the Originator;

         (iv)     the Debtor has not become a Doubtful Debtor;

         (v)      the Debtor is not under an Insolvency Proceeding; and

         (vi) the Debtor is not a supplier of the Originator, except as expressly agreed by the

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                  Transferee.

9.       CONDITIONS OF TRANSFER

         On the Initial Transfer Date, and subsequently on each Transfer Date, the transfer of Transferable Receivables and the payment of the Purchase Price by the Transferee shall not occur unless each of the following conditions have been fulfilled to the satisfaction of the Transferee, on the dates agreed upon in the Agreement or, if such date has not been agreed upon, on each relevant Transfer Date at the latest:

         (i)      the Representations and Warranties are accurate;

         (ii) a Statement and the related Portfolio Files have been notified to the Transferee on the Information Date related to the Initial Transfer Date or such Transfer Date, respectively and all data contained in such Statement and in such Portfolio Files are consistent with each other;

         (iii) (A) with respect to the Initial Transfer Date, the Deposits have been duly made as provided for in Clause 31, and (B) with respect to each Transfer Date, the Deposits have been adjusted according to the provisions of Clauses 32 and 33, respectively;

         (iv) the Originator has delivered, on an annual basis, a certificate from its statutory auditors, issued in the form of
                  Schedule 11 together with the respective unqualified auditor's opinion relating thereto;

         (v) each of the Originator and the Depositor has delivered, on a monthly basis, a certificate from one of its managing directors (Geschaftsfuhrer) in the form of Schedule 12B, representing that:

                  - between the closing date of its non-audited accounts for the relevant fiscal year and the execution date of such certificate, no event has occurred which could constitute a Material Adverse Effect;

                  - it is not under administration, insolvency, bankruptcy, dissolution, receivership or winding up and no stoppage of payments has occurred in relation to it;

                  - there exists no provision currently in force and which has not been removed (with respect to any contract or agreement which is binding on it or to which it is a party) which could impede the execution of this Agreement or the performance of any of its obligations by it hereunder; in particular there exists no (i) provision limiting the transfer of its Receivables or (ii) negative pledge clauses;

         (vi) the Originator has delivered an Offer to the Transferee pursuant to Clause 10.1 and, as regards any Transfer Date other than the Initial Transfer Date, the relevant Debtor Payments, received during the last Collection Period preceding such Transfer Date, have been credited to the Transferee's Account and the relevant Retransfer Payments and the Equivalent Payments due in respect of such Collection Period have been paid to the Transferee's Account;

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (vii)    the Transfer Date occurs within the Replenishment Period;

         (viii) the transfer of Transferable Receivables and the corresponding payment of the Purchase Price to be made on the relevant Transfer Date do not contravene any statute or regulation in force;

         (ix) no Event of Default or Potential Event of Default has occurred or is existing and continuing on the Transfer Date, and the transfer of the Transferable Receivables, as well as the corresponding payment of the Purchase Price to be made on the relevant Transfer Date, do not constitute a Potential Event of Default or an Event of Default;

         (x) the Collection Accounts Pledge Agreement has been entered into between the Originator as pledgor, and the Transferee as pledgee, and continues to exist and constitutes a valid and enforceable pledge in favor of the Transferee;

         (xi) the Data Protection Trust Agreement has been entered into between the Originator, the Transferee and the Data Protection Trustee and continues to exist and constitutes a valid and enforceable obligation of the Originator regarding the transmission of personal data with respect to the Debtors in favor of the Data Protection Trustee;

         (xii) on the Initial Transfer Date only, (A) the Transferee shall have received a confirmation by the Rating Agency of the current rating of the Issuer of Reference's programs in a form satisfactory to the Transferee, (B) the Originator has agreed with the Transferee which of the dates appearing in the timetable attached as Schedule 5 shall be deemed the first Transfer Date for the purposes of this Agreement;

         (xiii) on or before the Initial Transfer Date or each subsequent Transfer Date, the Transferee shall have been able to fund its Transferee's Commitment up to an amount at least equal to the amount of the Financing to be provided on the Initial Transfer Date or on each such subsequent Transfer Date; and

         (xiv) the Transferee shall have confirmed that the liquidity facility relating to a securitisation transaction arranged for one French company of the Ingram Micro Group has been syndicated or that the Transferee considers such syndication no longer desirable.

10.      TRANSFER OF RECEIVABLES

10.1     Offer to Transfer

A. On any Information Date during the Replenishment Period, the Originator may make an offer (each, an "OFFER") to sell and assign to the Transferee one or more Transferable Receivable(s), together with any ancillary rights of such Transferable Receivable(s) and any related security for the Purchase Price in accordance with this Agreement, subject to Clause 9, provided that:

         (a) on or after the Final Transfer Date, the Transferee shall no longer be authorized to purchase any Transferable Receivable;

         (b) in the event that the Originator does not make an Offer on two consecutive Information Dates, the Final Transfer Date shall be deemed to have occurred on the last of these two Information Dates; and

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (c) no Offer shall be deemed to be made by the Originator for the Transfer Date relating to such Information Date if no Transferable Receivable originated during the Collection Period immediately preceding such Information Date is reported in the relevant Statement and Portfolio Files notified to the Transferee on such Information Date.

B. Each Offer must be made substantially in the form set out in Schedule 2 hereto and shall contain the following information:

         (i) the number of Transferable Receivables to be assigned, the total aggregate outstanding amount of the Transferable Receivables to be assigned, the amount of Credit and Dilution in respect of Transferable Receivables to be assigned, and

         (ii) in respect of each offered Transferable Receivable, the invoice number and Debtor identification number, the amount due as of the relevant Information Date, the due date, a detailed description of any related security and the invoice date.

         Additionally, with respect to any such Offer, a Debtors File and a Debtors Table are to be provided to the Data Protection Trustee in the form of Schedule 3.

10.2     Financing Conditions

         Following the delivery of any Offer in accordance with Clause 10.1 and subject to Clause 9, the Transferee shall send a notification to the Originator with a copy to the Depositor and Ingram Micro Coordination Center BVBA/Sprl. in respect of all Transferable Receivables which are the subject of such Offer on the relevant Calculation Date in the form of Schedule 4 (the "FINANCING CONDITIONS").

10.3     Acceptance of Offer; Purchase Price

         The Purchase Price for any offered Transferable Receivable shall be equal to the outstanding Billing Amount. The Transferee shall accept any Offer made in accordance with Clause 10.1 and subject to Clause 9 by payment of the aggregate Purchase Price for all Transferable Receivables (together with any related security) contained in such Offer on the next Transfer Date or to the order of the Transferee as such Transfer Date appears in the then applicable Schedule 5 attached to this Agreement.

10.4     Transfer of Title

         Upon acceptance of the relevant Offer in accordance with Clause 10.3 of this Agreement the purchase and assignment of the offered Transferable Receivables and the related security (if any) shall become effective, and all rights thereto (including any ancillary rights thereto) shall pass to the Transferee; provided that in the event that the title to the related security is not transferable by means of a mere agreement between the Transferee and the Originator, the parties hereto agree that:

         (a) if the related security is governed by German law and the transfer of possession (Besitzubergabe) is necessary for the transfer of title, such transfer of possession shall be substituted as follows:

                  - if the Originator holds direct possession (unmittelbarer Besitz) in respect of the

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                           related security, the Originator shall hold such related security in custody for the Transferee free of charge;

                  - if the Originator holds indirect possession (mittelbarer Besitz) in respect of the related security or is entitled to claim surrender of the related security from a third party for any other reason, the Originator hereby assigns any claim to surrender (Herausgabe-anspruch) the related security to the Transferee who hereby accepts such assignment;

         (b) if the related security is governed by the laws of any other jurisdiction, sub-clause (a) above shall apply mutatis mutandis.

10.5     Transfer Procedures

A. On each Transfer Date before 1.00 p.m., the Originator shall, subject to Clause 9, transfer to the Transferee the Transferable Receivables the subject of the Offer made on the related Information Date pursuant to Clause 10.2.

B.       Furthermore, on such Transfer Date:

         (i)      the Originator shall deliver to the Transferee an Offer; and

         (ii) at the same time as the Offer Form is delivered, the Transferee shall pay to the relevant Collection Account of the Originator an amount equal to the aggregate Billing Amount of the Group of Transferred Receivables, with good value on that date.

11.      WARRANTIES OF COMPLIANCE

A. On each Transfer Date, the Originator makes the following representations and warranties (the Warranties of Compliance) for the benefit of the Transferee in respect of each Transferred Receivable in the form of an independent guarantee (selbstandige Garantie):

         (i) such Transferred Receivable bears all of the characteristics of a Transferable Receivable;

         (ii) such Transferred Receivable is identified in the Statement and in the Portfolio Files delivered on the Information Date relating to such Transfer Date and the relevant Statement and the Portfolio Files strictly conform with the forms attached as Schedule 3; and

         (iii) if identified as an Eligible Receivable in the Statement or in the Portfolio Files delivered on the Information Date relating to such Transfer Date, such Transferred Receivables bears all the characteristics of an Eligible Receivable.

B. The Warranties of Compliance shall be deemed reiterated by the Originator to the Transferee on each Transfer Date.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                    PART IV. INFORMATION - PROGRAM MANAGEMENT

12.      INFORMATION OBLIGATIONS OF THE ORIGINATOR

A. On each Statement Date, the Originator shall draw up a Statement and the related Portfolio Files in order to notify the Offer to the Transferee before 11.00 a.m. on the Information Date corresponding to that Statement Date.

B. Any Statement and any of the Portfolio Files shall be notified in their respective form as set out in Schedule 3.

13.      CALCULATION AND DETERMINATION OF THE FINANCING CONDITIONS BY THE
         TRANSFEREE

         On each Calculation Date, before 04.00 p.m. and after the Transferee has received a Statement, the Transferee shall notify the Financing Conditions to the Originator in the form set out in Schedule 4.

14.      TRANSACTIONS TO BE CARRIED OUT DURING THE REPLENISHMENT PERIOD

         On each Transfer Date before 01.00 p.m., the following transactions shall be carried out (as far as they should be carried out on such date pursuant to this Agreement) in the following order of priority:

         (i) payment by the Originator to the Transferee of an amount equal to the difference between: (a) the amount of Collections relating to the immediately preceding Collection Period ending before such Transfer Date; and (b) the Retransfer Payments made in relation to the Retransfers occurring during such Collection Period (exclusive of its last day);

         (ii)     Increase of the Deposits, if any;

         (iii) payment by the Originator to the Transferee of the Transfer Fee and the Management Fee;

         (iv) payment of the Purchase Price to the Originator by the Transferee of the Transferred Receivables listed in the Financing Conditions;

         (v)      Release of the Deposits, if any;

         (vi)     payment of the Immobilization Fee; and

         (vii)    payment of the Collection Fee.

15. TRANSACTIONS TO BE CARRIED OUT DURING THE REDEMPTION PERIOD OR ANY TEMPORARY REDEMPTION PERIOD

         On each Transaction Date which is not a Transfer Date before 12.00 a.m. (during the Redemption Period or any Temporary Redemption Period), the following transactions (as far as

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         they should be carried out on such date pursuant to this Agreement) shall be carried out in the following order of priority:

         (i) payment by the Originator to the Transferee of an amount equal to the difference between (a) the amount of Collections relating to the immediately preceding Collection Period ending before such Transaction Date, and (b) the Retransfer Payments made in relation to the Retransfers occurring during such Collection Period exclusive of its last day;

         (ii) payment by the Originator to the Transferee of the Transfer Fee and the Management Fee;

         (iii) Release of the Complementary Deposit, subject to the limits and conditions set forth in Part VII;

         (iv) after the redemption in full of the Financing and Complementary Deposit, Release of the Subordinated Deposit or part thereof, subject to the limits and conditions set forth in Part VII; and

         (v)      payment of the Immobilization Fee; and

         (vi)     payment of the Collection Fee.


                 PART V. SERVICING AND COLLECTION OF RECEIVABLES

16.      SERVICING OBLIGATIONS OF THE ORIGINATOR

         For so long as the Financing has not been fully reimbursed pursuant to the provisions of the Agreement, the Originator as servicer undertakes as follows:

         (i) not to make any change whatsoever in the contractual terms and conditions applicable to the Transferred Receivables and to such rights and security interests as may be attached to them, unless otherwise provided by this Agreement;

         (ii) at the Transferee's request in order to protect its interests, to inform the Transferee of any related security and other rights attached to the Transferred Receivables and to co-operate with the Transferee whenever said related security and rights are exercised or enforced;

         (iii) not to demand that the Transferee perform any act or carry out any formality not provided for in this Agreement;

         (iv)     to fulfil its contractual obligations towards the Debtors;

         (v) to retain all contracts and documents concerning each Transferred Receivable until the relevant Transferred Receivable is paid in full or has become an Irrecoverable Receivable;

         (vi) to remit promptly to the Transferee all documents and contracts relating to a Transferred Receivable on first demand by the Transferee, in order to enable it to verify the accuracy of the Warranties of Compliance;

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (vii) to inform the Transferee promptly if any of the Warranties of Compliance made by the Originator is inaccurate as regards any Transferred Receivable;

         (viii) to inform the Transferee promptly of any change concerning its computer system in the event that such change may at any time prevent the Transferee's access to the data contained in any Statement or any Portfolio File, as well as any change concerning the working or running of any Statement or any Portfolio File;

         (ix) not to change the nature of its business if such change will or is likely to materially alter the Quality of the Transferred Receivables, or its ability to fulfil its management obligations under the Agreement; however, the Originator shall be authorized to modify its general terms and conditions used in connection with the Commercial Contracts; provided that it has previously given notice of its intention to the Transferee and that such modification has no Material Adverse Effect;

         (x) to carry on its business so that the Quality of the Transferred Receivables and the ability of the Originator to fulfil its servicing obligations under this Agreement are not materially altered thereby;

         (xi) not to change its Management Procedures in a manner likely to alter materially the Transferee's rights (in particular, a change causing a deterioration of the quality of information provided to the Transferee or of the performance of the Transferable Receivables), and to inform promptly the Transferee of any material change in those Management Procedures in any event;

         (xii) to inform the Transferee of any material breach of its obligations as regards the servicing of the Transferable Receivables;

         (xiii) not to use, for the servicing of the Transferable Receivables (namely, as regards the use of any Statement or any Portfolio
                  File), software not belonging to it or which license prohibits the Originator's use for the purposes of this Agreement;

         (xiv) not to use any other bank account other than the Collection Accounts for the Debtor Payments,

         (xv) to set up with the Transferee and at least once a year after 2004 an updated indicative timetable intended to replace the timetable set up for the years 2003 and 2004 attached as
                  Schedule 5 and, at the same time, to specify with the Transferee which of the dates appearing in the relevant new timetable shall be deemed the first Transfer Date for the relevant year; and

         (xvi) to inform the Transferee immediately if any supplier withdraws the authority to collect any Receivable which is subject to an Extended Retention of Title Clause.

17.      EQUIVALENT PAYMENTS

17.1     Amount of an Equivalent Payment

         If the Billing Amount of any Transferred Receivable is reduced or the cumulative Debtor Payments are less than the Billing Amount for any reason whatsoever other than an inability to

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         pay because Insolvency Proceedings with respect to the respective Debtor have been instituted (each such reduction, a "DILUTION") then the Originator shall be treated as having received the amount of such Dilution on the date of such Dilution in addition to any other amounts which may be received on such Transferred Receivable. Such Dilution shall be paid by the Originator on the date and in the manner set forth in Clauses 17.2 and 17.3 and such payment shall be treated for the purposes of this Agreement as an Equivalent Payment in an amount equivalent to the amount of such Dilution.

         In particular but not limited to, a reduction of the Billing Amount due to any of the following events shall be deemed a Dilution for the purposes of this Agreement:

         (i) the Transferee no longer holds unrestricted title to such Transferred Receivable and any related security and other rights relating thereto; or

         (ii) the Originator is in breach of one or more Warranties of Compliance concerning such Transferred Receivable, the consequence of which is to reduce the amount of this Transferred Receivable or to cause the Debtor to contest it; or

         (iii) the Debtor Payments are reduced as a consequence of any supplier enforcing its rights under an Extended Retention of Title Clause.

17.2     Date of Equivalent Payments

         For so long as the Servicing Mandate is not terminated, the Equivalent Payment shall be made on the Transaction Date immediately following the date of the occurrence of the aforementioned event. Upon termination of the Servicing Mandate, the Equivalent Payment referred to in Clause
         17.1 shall be made on the date on which the respective Dilution occurs.

17.3     Remedies of the Transferee

         In any event, in respect of any Equivalent Payment that is due and payable to the Transferee, the Originator hereby accepts that the Transferee may:

         (i) automatically set-off the amount owed to the Transferee in respect of said Equivalent Payment against the amount owed to the Depositor in respect of any Release of the Deposits; or

         (ii) in case no amounts can be set-off, and upon written notice setting out the reason to the Originator, exercise all rights and remedies against the Originator or the Guarantor including any of its rights under the US Guarantee, in order to obtain payment of the sums due and payable which remain outstanding, without prejudice to the Transferee's rights under Clause 40.

18.      SERVICING MANDATE

18.1     Servicing Mandate

         Subject to Clause 18.2, the Originator as servicer shall handle the collection of the Transferred Receivables on behalf of the Transferee. The Transferee hereby confers to the Originator the mandate to service the Receivables and the collection thereunder, which the Originator hereby

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         accepts. Until termination of the Servicing Mandate, the Transferee shall pay the Originator a Collection Fee for each Fee Computation Period equal to 0.50 % per annum of the amount of the Financing on the Transaction Date at the beginning of such Fee Computation Period. The Collection Fee shall be computed on the basis of the exact number of days in each Fee Computation Period, adjusted to a 360-day year, and shall be payable on the last Transaction Date of each Fee Computation Period.

18.2     Termination of Servicing Mandate

A. It is not initially provided that the Transferee informs the Debtors of the transfer of Transferred Receivables. However, in order to protect its interests and in particular if an Event of Default has occurred, the Transferee may (i) inform the Debtors of the transfer at any time in its discretion; (ii) terminate the Servicing Mandate as regards all or part of the Transferred Receivables, subject to having notified the Originator thereof in writing at least five (5) Business Days before the date of such termination; (iii) terminate the Collection Accounts Pledge Agreement accordingly, and (iv) transfer to a Back-up Servicer the management and recovery mandate for collections of the Transferred Receivables. Once appointed, the Back-up Servicer may directly notify the Debtors of the transfer and direct the payments of the Receivables to the Transferee's Account.

B.       All costs incurred by the Transferee in connection with:

         (a) the termination of the Servicing Mandate and the enforcement of the Collection Accounts Pledge Agreement; and

         (b) the management of the collection of the Transferred Receivables and the Collections by the Back-up Servicer;

         shall be borne exclusively by the Originator, up to an amount limited to EUR two (2) per Invoice (not including legal and court fees). The Originator shall reimburse all such costs (including legal and court fees) upon duly justified and documented demand.

C. The termination of the Servicing Mandate shall not give rise to any termination indemnity in favor of any Party.

19.      OBLIGATIONS OF THE ORIGINATOR IN RESPECT OF COLLECTIONS

         With respect to the collection of the Transferred Receivables, for so long as the Financing has not been repaid in full, the Originator undertakes:

         (i) (A) to refrain from materially modifying its Management Procedures in a manner that would likely cause prejudice to the Transferee's rights, namely by causing an increase of the average term of collection or a lower collection rate, and, in any event, (B) to inform promptly the Transferee of any material change in its Management Procedures concerning the collection procedures and (C) to provide the Transferee with an yearly update of its Management Procedures;

         (ii) not to change the nature of its business if such a change will or is likely to materially and adversely affect the collection of the Transferred Receivables or its ability to fulfil its obligations under this Agreement, namely as regards the collection of Transferred Receivables;

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (iii) to carry on its business so that the collection of the Transferred Receivables or its ability to fulfil its obligations under this Agreement, namely as regards the collection of Transferred Receivables, cannot be materially and adversely be affected thereby;

         (iv) to provide the Transferee, upon reception of fully-substantiated notification by the latter so requesting, Statements, Portfolio Files and all other documents allowing it to verify the performance of its obligations as regards the collection of the Transferred Receivables;

         (v) to inform the Transferee of any material breach of its obligations as regards the servicing of the Transferred Receivables;

         (vi) not to provide any documents containing, to the best of its knowledge, inaccurate or incomplete information;

         (vii) not to credit on the Collection Accounts any sums that are not Debtor Payments within the meaning of this Agreement and not to have Debtor Payments paid to accounts other than the Collection Accounts;

         (viii) not to use, for the collection of the Transferred Receivables (namely, as regards the use of any Statement or any Portfolio
                  File), software not belonging to it or whose license prohibits its use for the purposes of this Agreement; and

         (ix) if any supplier of the Originator withdraws the Originator's authority to collect Receivables which are subject to an Extended Retention of Title Clause, the Originator shall notify the Transferee by telefax without any delay, but in any case no later than three (3) Business Day following the receipt of such withdrawal.

20.      RENEGOTIATIONS

A. In the event an Insolvency Proceeding is instituted against a Debtor or a Group of Debtors in relation to one or several Transferred Receivables, the Originator may, subject to the fulfillment of its diligence obligations under Clause 23, make or accept proposals with a view to extend the maturity of those Transferred Receivables. However, for any proposal of renegotiations not envisaged in the Management Procedures, or whose characteristics are not those provided for such type of proposal of renegotiations in the Management Procedures, the Originator must obtain the prior written consent of the Transferee, which shall not be unreasonably withheld, before declining or accepting such proposal.

B. The Originator shall be entitled to grant Credits in accordance with its Management Procedures.

C. Without prejudice to Clause 20. A above, the Originator may renegotiate the due date of a Transferred Receivable in accordance with its Management Procedures.

D. Aside the instances described above, the Originator shall not under any circumstances modify the contractual terms and conditions of a Transferred Receivable without the prior written consent of the Transferee, which shall not be unreasonably withheld.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

21.      AUTHORITY TO SUE AND BE SUED

A. The Originator as servicer shall hereby be authorised to sue Debtors owing Transferred Receivables in any court in Germany or in any other competent jurisdiction in the Originator's own name and for the benefit of the Transferee (gewillkurte Proze(Beta)standschaft), the Transferee being obliged where necessary to assist the Originator in exercising all rights and remedies under and in connection with the relevant Transferred Receivables.

B. The costs, fees and taxes incurred in connection with the above proceedings shall be borne solely by the Originator. However, any damages paid and court fees reimbursed, in any recovery proceeding described above, beyond the Billing Amount of the relevant Transferred Receivables shall remain to the benefit of the Originator.

22.      PAYMENTS OF COLLECTIONS

A. For a given Collection Period, the Collections shall be the total sum of:

         (a)      the Debtor Payments made during that Collection Period; plus

         (b) the Equivalent Payments owed by the Originator to the Transferee with respect to Clause 17.2, as to events described in Clause 17.1 having occurred during that Collection Period; plus

         (c) the Retransfer Payments owed by the Originator to the Transferee with respect to all Retransfers made during that Collection Period (subject to Clause 24.3).

B. Until and unless an Early Termination Event has occurred during any given Collection Period:

         - the Originator shall be free to use the Debtor Payments standing to the credit of its respective Collection Accounts at any time during such Collection Period, subject only to the relevant provisions of the Collection Accounts Pledge Agreement; and

         - the Originator shall, on the Transaction Date following such Collection Period before 01.00 p.m., debit from the Collections Accounts and credit to the Transferee's Account the full amount of the Debtor Payments having been made during such Collection Period.

C. Upon the occurrence during any given Collection Period of an Early Termination Event which is continuing, the Transferee, in its capacity as beneficiary under the Collection Accounts Pledge Agreement, shall be entitled to send a Stop Drawing Notice (as defined in the Collection Accounts Pledge Agreement) to each bank with which any of the Collection Accounts are held and exercise all of the rights and privileges conferred to him in its capacity as beneficiary under the Collection Accounts Pledge Agreement in accordance with the respective terms thereof.

D. In the event that, on a Transaction Date, the Originator is in default of its obligation to credit the full amount of the Collections for the immediately preceding Collection Period to the Transferee's Account (whether by debit from the Collections Account or otherwise), the Transferee may, without prejudice and in addition to any relevant provisions of the Collection Accounts Pledge Agreement, make a demand under the relevant US Guarantee in accordance with its terms. Such demand shall be made by the Transferee before close of business (Paris time) on a Business Day in the US for payment instructions to be granted by the Guarantor at the latest on 05.00 p.m.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (Los Angeles time) on the Business Day in the US of such demand and effective payment to be made before 05.00 p.m. (Los Angeles time) on the fourth Business Day in the US at the latest after such demand. A demand under the relevant US Guarantee may only be made on or after the day following each relevant Transaction Date in respect of the Collections for the immediately preceding Collection Period or, as the case may be, on or after any Final Transfer Date.

E. In the event that a Debtor is both a debtor in respect of one or more Receivables not transferred to the Transferee by the Originator and a debtor in respect of one or more Transferred Receivables, any payment received from this Debtor shall first be applied to the Transferred Receivables each time that:

         (a) the Debtor expressly instructs to that effect, in accordance with Section 366(1) of the German Civil Code (Burgerliches Gesetzbuch); or

         (b) where the said Debtor Payment is obviously related to a Transferred Receivable.

F. In an event other than those mentioned under paragraph (E) above, and unless the Debtor expressly indicates the contrary, the Debtor Payment shall, as between the Originator and the Transferee, be applied first to the Transferred Receivables relating to such Debtor, and in the order of priority corresponding to their respective due dates, beginning with the oldest among them.

23.      DILIGENCE OBLIGATIONS OF THE ORIGINATOR

         Within the framework of the servicing and the collections of the Transferred Receivables, the Originator undertakes to act as a diligent, prudent and informed servicer. In particular, the Originator undertakes:

         (i) to comply with any applicable statutes and regulations in force;

         (ii) to use a level of care and diligence at least equivalent to that used in connection with its own receivables (Sorgfalt in eigenen Angelegenheiten);

         (iii) to ensure that any related security, rights, claims, privileges, encumbrances and other benefits attached to the Transferred Receivables are valid and remain in force and are exercised in due time;

         (iv) to oppose any claim challenging the existence, validity, amount or maturity of the Transferred Receivables or any related security, rights, claims, privileges, and other benefits, if any, attached thereto;

         (v) to take such steps as may be required or appropriate for the recovery of the sums of all kinds due under the Transferred Receivables; and

         (vi) to take such steps as may be required to cause any attachment, seizure, or any civil enforcement measure levied or applied for by a third party against it and affecting a Transferred Receivable to be released or withdrawn and to do so within 30 calendar days or any longer timeframe upon which the Parties have agreed.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

24.      RETRANSFER TO THE ORIGINATOR

24.1     Conditions of Acceptance of Retransfer

A. The Originator may offer to re-purchase and have re-assigned from the Transferee one or more Transferred Receivables previously sold and assigned to the Transferee by it. However, such request may only be accepted by the Transferee subject to the following conditions:

         (a) the Retransfer concerns all and not just part of the Billing Amount of the relevant Receivable, the Originator being in charge of identifying the amounts of the Debtor Payments or Equivalent Payments already received;

         (b) the Retransfer occurs by means of sale (Verkauf) and assignment (Abtretung) on the basis of an offer (a "RETRANSFER OFFER") in the form of Schedule 6, its amount per receivable being equal to the Billing Amount of each Transferred Receivable;

         (c) the Originator shall serve a Retransfer Offer which shall contain the following:

                  - the intended Retransfer Date, which shall be a Transaction Date (except as provided for in Clause 24.3); and

                  - the identification of each Transferred Receivable proposed for Retransfer, as such is specified in the form of Schedule 6, and

         (d) the Transferee is the owner of the Receivables proposed for Retransfer on the intended Retransfer Date or, should the Transferee have exercised its rights to onward transfer such Receivables to any Permitted Onward Transferee pursuant to Clause 25.1, the Transferee has the right to obtain the retransfer of the same from such Permitted Onward Transferee on the intended Retransfer Date.

B. The Retransfer shall be offered by the Originator to the Transferee on the Information Date corresponding to the Transaction Date which the Originator proposes for the Retransfer (except as provided for in Clause 24.3), or no later than three (3) Business Days before the intended Retransfer Date.

24.2     Means of Retransfer

A. Upon satisfaction of the conditions set forth in Clause 24.1, the Transferee shall, at its discretion, accept any Retransfer Offer as notified by the Originator. The Retransfer shall take effect upon the payment of the Retransfer Payment on the Retransfer Date agreed upon by the parties hereto and before 11.00 a.m. on such date or, in the absence of such agreement, on the date set forth in the offer of Retransfer and before 11.00 a.m. on such date.

B. The Retransfer Payment shall be made on the Retransfer Date against delivery by the Transferee of a Retransfer Offer.

24.3     Retransfer Date

         Any Retransfer accepted by the Transferee shall occur on a Transaction Date. For good reason (aus wichtigem Grund) and upon delivery by the Originator of a duly substantiated offer, the Originator, may, with respect to one or more Transferred Receivables, ask the Transferee that the Transferred Receivables be retransferred on a date other than a Transaction Date, in which case

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         the Originator shall indemnify the Transferee for any additional costs incurred by a Retransfer made on a day other than a Transaction Date, pursuant to the conditions set forth under Clause 44.

25.      ONWARD TRANSFER BY THE TRANSFEREE

25.1     Onward Transfer during the Replenishment Period

A. At any time prior to the Redemption Date, the Transferee may onward transfer to any Permitted Onward Transferee, by any means, all or part of the Transferred Receivables. The rights and obligations of the Originator and of the Transferee under this Agreement shall remain unchanged in any event, notwithstanding the onward transfer to any Permitted Onward Transferee of all or part of the Transferred Receivables. In particular, the procedures governing the creation, Increases and Releases of the Deposits shall remain unchanged.

B. In the event of an onward transfer as described above in paragraph (A), the Transferee shall ensure that such transfer is not likely to cause a termination of the Servicing Mandate. In the event that the relevant Permitted Onward Transferee directly authorizes the Originator to collect the Transferred Receivables onward transferred to it on its behalf, the Originator shall have the same rights and obligations under such mandate as those granted to it under the Servicing Mandate and such mandate may be terminated under the same conditions.

25.2     Onward Transfer during the Redemption Period

A. At any time after the Redemption Date, and in the event the Transferee intends to onward transfer all Transferred Receivables to any Permitted Onward Transferee, the Transferee shall notify the Originator thereof and set out the conditions of the transfer which have been accepted by such Permitted Onward Transferee, by facsimile, confirmed by registered letter with acknowledgement of receipt, in order to allow the Originator to demand a Retransfer of the relevant Transferred Receivables prior to such onward transfer being effected.

B.       If the Originator demands such Retransfer in writing before the fifth
         (5th) Business Day following receipt of the aforementioned letter by the Originator, the Retransfer shall be carried out by the Originator and the Transferee under conditions at least equally favorable to the Transferee as those governing the offer to the Permitted Onward Transferee mentioned above.

C. In the event that the Originator refuses or does not reply before the fifth (5th) Business Day following receipt of the aforementioned letter by the Originator, the Transferee shall be free to transfer the Transferred Receivables to the aforementioned Permitted Onward Transferee under the conditions set forth in the said letter or under any other conditions more favorable to the Transferee.

D. The payment of a purchase price by any Permitted Onward Transferee to the Transferee pursuant to this Clause 25 shall be construed as having the effect of a Retransfer Payment of same amount for the purpose of calculating the amount of the Deposits on each relevant date.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                               PART VI. FINANCING

26.      CHARACTERISTICS OF THE FINANCING

26.1     Transferee's Commitment

         On each Transaction Date, subject to compliance with all the conditions set forth in Clauses 5, 9 and 10.1 and without prejudice to the Transferee's rights under Clauses 41.1, 41.2, 41.3, 45 (C) or 46 (C), the Transferee hereby undertakes to provide the Financing to the Originator (the "TRANSFEREE'S COMMITMENT"). On each Calculation Date, the Financing shall be computed pursuant to the terms and conditions set forth in this Part VI.

26.2     Calculation of the Financing during the Replenishment Period

A. On each given Transfer Date during the Replenishment Period and provided that this Transfer Date is a Principal Transaction Date, the Financing shall be calculated by the Transferee according to the information, calculations and data set out in a consolidated statement calculated by the Transferee on the Statement Date related to this Transfer Date, on the basis of the Statement of the Originator, in the following manner (given that the Subordinated Deposit is calculated according to Part VII):

                             F = min [FMax; FC; Fr]

         where:

         "F"      means the amount of Financing

         "FMax"   means the Maximum Financing Amount

         "FC"     means the Computed Financing Amount

         "Fr"     means the Requested Financing Amount

         where:

                  FC =  [NOR/l+SDR]

         where:

         "NOR"    means the Net Outstanding Receivables Amount

         "SDR" means the Subordinated Deposit Rate as computed for each Principal Transaction Date pursuant to Schedule 10

B. On each given Transfer Date during the Replenishment Period and provided that this Transfer Date is an Intermediary Transaction Date, the Financing shall be calculated by the Transferee according to the information, calculations and data set out in a consolidated statement calculated by the Transferee on the Calculation Date related to this Transfer Date, on the basis of the Statement of the Originator, in the following manner (given that the Subordinated Deposit is calculated according to Part VII):

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                          F = min [FPTD; FMax; FC; Fr]

         where:

         "F"      means the amount of Financing

         "F(PTD)" means the Financing Amount as calculated on the Principal
                  Transaction Date immediately preceding the relevant Intermediary Transaction Date

         "FMax"   means the Maximum Financing Amount

         "FC"     means the Computed Financing Amount

         "Fr"     means the Requested Financing Amount

         where:

               FC = [NOR / 1 + SDR(PTD)]

         where:

         "NOR"    means the Net Outstanding Receivables Amount

         "SDR(PTD)" means the Subordinated Deposit Rate on the Principal
                  Transaction Date immediately preceding such Intermediary Transaction Date

C. On each Transaction Date which is not a Transfer Date during any Temporary Redemption Period, the Financing shall be calculated as set out in Clause 26.3.

26.3     Calculation of the Financing during the Redemption Period

         On each Transaction Date during the Redemption Period, the Financing shall be calculated in the following manner (given that the Subordinated Deposit is calculated according to Part VII):

               F(if) = max [0; F(io) - PS(if)]

         where:

         "(io)" means the Transaction Date occurring at the beginning of the Fee Computation Period

         "(if)" means the Transaction Date occurring at the end of the Fee Computation Period

         "F"      means the amount of Financing

         "PS"     means the Principal Share of the Collections

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

27.      MAXIMUM FINANCING AMOUNT

27.1     Initial Maximum Financing Amount

         The Maximum Financing Amount shall be EUR 230,000,000 (two hundred thirty million Euros) at the effective date of this Agreement. After that date, the Maximum Financing Amount may be reduced according to the conditions set out in Clause 27.2.

27.2     Reduction of the Maximum Financing Amount

A. The Maximum Financing Amount may be reduced at any time upon request of the Originator. Such reduction shall become effective on the first Transaction Date agreed upon between the Originator and the Transferee, or failing that, on the first Transaction Date subsequent to the period often (10) Business Days following the receipt of such request by the Transferee.

B. A reduction of the Maximum Financing Amount shall not be requested by the Originator if as a result of such reduction the Maximum Financing Amount is below EUR 100,000,000 (one hundred million Euros).

28.      ISSUER OF REFERENCE

28.1     Choice of an Issuer of Reference

A. The Parties expressly agree that the Transfer Fees shall be based on the refinancing costs of Eliopee Limited, which has been chosen by the Parties as Issuer of Reference in the area of securitization of receivables and other financial assets, and from which the Transferee undertakes to obtain all information needed to calculate said fees.

B. The Issuer of Reference is solely in the business of issuing billets de tresorerie and any other short-term notes in order to finance the acquisition of receivables and other financial assets. The Issuer of Reference is a bankruptcy remote multi-seller vehicle created to refinance different types of assets, mainly trade receivables. The Transferee agrees to notify the Depositor about any material change with respect to the types of assets refinanced by the Issuer of Reference.

28.2     Financing costs of the Issuer of Reference

         The Parties hereby agree that the following costs of the Issuer of Reference shall be taken into account in the calculation of the Transfer Fee:

         (i) the costs incurred in connection with the issuance of billets de tresorerie and any other short-term notes;

         (ii) the costs incurred both in connection with the implementation of and, as the case may be, the drawdown under the Liquidity Agreement.

         The calculation of the above-mentioned costs is described under Clauses 29 and 37.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

29.      TRANSFER FEE

29.1 The Originator shall pay the Transferee a Transfer Fee on each Transaction Date until the Agreement Termination Date, calculated pursuant to the terms of Schedule 7.

29.2 The calculation of the Transfer Fee is based on the financing costs of the Issuer of Reference incurred for one (1) entire year, i.e. on financing costs which shall remain constant for each 360-calendar day period and shall be those effectively payable by the Issuer of Reference on the first day of each such 360-calendar day period.

29.3 For each 360-calendar day period as from the first applicable 360-calendar day period which shall commence on the first Transaction Date, the financing costs of the Issuer of Reference shall be as follows:

(i)      issuance of billets de tresorerie or other short-term notes:

         the amount of the daily weighted fee incurred by the Issuer of Reference shall be calculated pursuant to Schedule 7.

(ii)     Liquidity Agreement:

         - if no drawdown is made pursuant to the Liquidity Agreement, a commitment fee calculated in accordance with the Liquidity Agreement and as further described in Schedule 17;

         - if a drawdown is made pursuant to the Liquidity Agreement, an drawdown interest rate calculated in accordance with the Liquidity Agreement and as further described in Schedule 17.

29.4 The Transfer Fee shall be computed on the basis of the exact number of days in each Fee Computation Period, adjusted to a 360-day year, and shall be payable on the Transaction Date relating to the end of such Calculation Period.

30.      MANAGEMENT FEE

         Until the Agreement Termination Date, notwithstanding the occurrence of any Event of Default, the Originator shall pay to the Transferee a Management Fee on the last Transaction Date of each Fee Computation Period equal to:

         (i) 0.61 % of the amount of the Financing on the Transaction Date at the beginning of such Fee Computation Period terminated before the relevant Transaction Date subject to a monthly minimum of EUR 15,000 plus 0.50 % of the amount of the Financing on the Transaction Date at the beginning of such Fee Computation Period terminated before the relevant Transaction Date; and

         (ii) where applicable, in case of termination of the Servicing Mandate given to the Originator pursuant to Clause 18.2, the amount effectively borne and justified by the Transferee pursuant to the Collection of the Transferred Receivables.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         The Management Fee shall be computed on the basis of the exact number of days in each Fee Computation Period, adjusted to a 360-day year, and shall be payable on the last Transaction Date of each Fee Computation Period.

                               PART VII. DEPOSITS

31.      CREATION OF DEPOSITS ON THE INITIAL TRANSFER DATE

A. On the Initial Transfer Date before 01.00 p.m. the Depositor shall make with the Transferee a Subordinated Deposit calculated by the Transferee pursuant to Clause 32.1 and a Complementary Deposit calculated by the Transferee pursuant to Clause 33.1.

B. The Parties agree that the Depositor shall make the Deposits on behalf of the Originator by crediting the Transferee's Account with the amount thereof.

32.      CHANGE IN THE SUBORDINATED DEPOSIT

32.1     Amount of the Subordinated Deposit during the Replenishment Period

A. On each Transfer Date during the Replenishment Period, and provided that this Transfer Date is a Principal Transaction Date, the amount of the Subordinated Deposit shall be calculated by the Transferee as follows:

                  SD = SDR x min [FMax; FC; Fr)]

         where:

         "SD" means the amount of the Subordinated Deposit on the relevant Transfer Date

         "FMax"   means the Maximum Financing Amount on the relevant Transfer
                  Date

         "Fr"     means the Requested Financing Amount

         "FC"     means the Computed Financing Amount

         "SDR" means the Subordinated Deposit Rate on the relevant Transfer Date computed for each Principal Transaction Date pursuant to
                  Schedule 10.

B. On each Transfer Date during the Replenishment Period and provided that this Transfer Date is an Intermediary Transaction Date, the amount of the Subordinated Deposit shall be calculated by the Transferee as follows:

                  SD = SDR(PTD)x min [FMax; FC; Fr)]

         where:

         "SD" means the amount of the Subordinated Deposit on the relevant Transfer Date

         "FMax"   means the Maximum Financing Amount on the relevant Transfer
                  Date

         "Fr" means the Requested Financing Amount by the Originator on the relevant Transfer

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                  Date
         "FC"     means the Computed Financing Amount

         "SDR(PTD)" means the Subordinated Deposit Rate on the Principal
                  Transaction Date immediately preceding such Intermediary Transaction Date

C. On each Transaction Date which is not a Transfer Date during any Temporary Redemption Period, the amount of the Subordinated Deposit shall be calculated by the Transferee as indicated under Clause 32.2(A).

32.2     Amount of the Subordinated Deposit during the Redemption Period

A. During any Temporary Redemption Period and during the Redemption Period, on each Transaction Date which is not a Transfer Date and so long as both of the Financing and the Complementary Deposit are not repaid in full in accordance with this Agreement, the amount of the Subordinated Deposit shall be equal to the amount of the Subordinated Deposit on the preceding Transaction Date.

B. During the Redemption Period, on each Transaction Date which is not a Transfer Date occurring after the repayment in full of both of the Financing and the Complementary Deposit shall be calculated as follows:

                  SD(if) = SD(io) - max [0; - (F(io) + CD(io) - CS(if) - PS(if)]

         where:

         "(io)" means the Transaction Date occurring at the beginning of the Fee Computation Period

         "(if)" means the Transaction Date occurring at the end of the Fee Computation Period

         "SD" means the amount of the Subordinated Deposit subject to the Increase made in accordance with Clause 40.3.3

         "F"      means the amount of the Financing

         "CD"     means the amount of the Complementary Deposit

         "CS"     means the amount of the Complementary Share of the Collections

         "PS"     means the amount of the Principal Share of the Collections

32.3     Change in the Subordinated Deposit

A. On each Transfer Date during the Replenishment Period, the change in the Subordinated Deposit shall be equal to the difference (positive, negative or zero) between the amount of the Subordinated Deposit on this date calculated pursuant to Clauses 32.1 and 32.2 and the amount of the Subordinated Deposit on the previous Transfer Date.

B. On each Transaction Date which is not a Transfer Date during any Temporary Redemption Period or during the Redemption Period, the Subordinated Deposit shall not be reduced as long as the Financing and the Complementary Deposit have not been repaid in full.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

33.      CHANGE IN THE COMPLEMENTARY DEPOSIT

33.1     Amount of the Complementary Deposit during the Replenishment Period

A. On each Transfer Date during the Replenishment Period, the amount of the Complementary Deposit shall be calculated as follows:

                  CD(if)=OTR(if)-F(if)-SD(if)

         where:

         "CD"     means the amount of the Complementary Deposit

         "OTR"    means the Outstanding Transferred Receivables Amount

         "F"      means the amount of the Financing

         "SD"     means the amount of the Subordinated Deposit

B. On each Transaction Date which is not a Transfer Date, during any Temporary Redemption Period, the amount of the Complementary Deposit shall be calculated pursuant to Clause 33.2.

33.2     Amount of the Complementary Deposit during the Redemption Period

On each Transaction Date which is not a Transfer Date, during any Temporary Redemption Period and during the Redemption Period, the amount of the Complementary Deposit shall be calculated as follows:

         CD(if) = max [0 ; CD(io)- CS(if)-max [0 ; - (F(io) -PS(if))]]

33.3     Change in the Complementary Deposit

A. On each Transfer Date, during the Replenishment Period, the Complementary Deposit shall record a change, positive, negative or null, equal to:

         CD (if)-CD(io)

B. On each Transaction Date which is not a Transfer Date, during any Temporary Redemption Period and during the Redemption Period, the reduction, if any, of the Complementary Deposit shall be equal to the Complementary Share of the Collections effectively collected by the Transferee increased, as the case may be, by the residual amount of the Principal Share of the Collections after repayment in full of the Financing.

34.      CASH COLLATERAL

         The Originator and the Depositor irrevocably agree that the Deposits created pursuant to the provisions of this Agreement, the amount of which may vary in respect of any Increases and the Releases of the Deposits, shall be applied as cash collateral to the benefit of the Transferee, to secure timely and full payment of all sums that may be owed by the Originator to the Transferee

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         under this Agreement (including sums owed from the Debtors which shall be repaid by the Originator to the Transferee pursuant to this Agreement).

35.      INCREASE OF THE CASH COLLATERAL

         In the case of any Increase of the Cash Collateral in accordance with Clause 32 and 33, the Parties agree that the Depositor, on the Transferee's request, shall increase the Cash Collateral by crediting the Transferee's Account with the required amount thereof.

36.      RELEASE OF THE CASH COLLATERAL

A. On each Transaction Date upon which a Release of the Cash Collateral is to occur pursuant to Clauses 32 and 33, the Cash Collateral shall be released, in full or in part, by the Transferee to the Depositor limited to the amounts corresponding to the Debtor Payments already repaid by the Originator to the Transferee.

B. The Release of the Cash Collateral, in full or in part, shall be subject to the payment in full of the amounts secured thereunder as specified in Clause 34. In the event of the non-payment of any such amount, the non-paid amount to be repaid under a Release of the Cash Collateral to be performed shall be reduced by such amount.

C. The Parties hereby acknowledge that the Transferee shall carry out any Release of the Cash Collateral by merely crediting the Depositor's Account of the amount of such Release.

37.      IMMOBILIZATION FEE

A. On each Transaction Date up to and including the Redemption Date, notwithstanding the occurrence of any Event of Default, in remuneration for the Deposits, the Transferee shall pay the Depositor, by crediting the Depositor's Account, an Immobilization Fee equal to the Synthetic Period Rate applicable on such date multiplied by the respective amount of each Deposit on the preceding Transaction Date.

B. On each Transaction Date after the Redemption Date (excluded), notwithstanding the occurrence of an Event of Default, in remuneration for the Deposits, the Transferee shall pay the Depositor, by crediting the Depositor's Account, an Immobilization Fee equal to the Synthetic Period Rate applicable on the Redemption Date multiplied by the respective amount of each Deposit on the preceding Transaction Date.

C. The Immobilization Fee shall be computed on the basis of the exact number of days in each Fee Computation Period, adjusted to a 360-day year, and shall be payable on the Transaction Date relating to the end of such Fee Computation Period.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

              PART VIII. REPRESENTATIONS AND WARRANTIES - COVENANTS

38.      REPRESENTATIONS AND WARRANTIES

38.1     From the Originator

         The Originator hereby makes the following Representations and Warranties to the Transferee in the form of an independent guarantee (selbstandige Garantie) and accepts that the following Representations and Warranties shall be deemed to be reiterated according to Clause 38.3:

         (i) the Originator is a company duly organized and validly existing under the law of its place of incorporation;

         (ii) the Originator has the capacity to carry on its business, to own all of the assets referred to on its balance sheet, to enter into this Agreement and to perform its obligations thereunder;

         (iii) no authorization except those already obtained by the Originator is required to execute this Agreement;

         (iv) the execution of this Agreement and the performance of the Originator's obligations thereunder do not violate any provision of its articles of association (Satzung) and other constitutional documents or any provision, in particular concerning restrictions on the transfer of receivables or any negative pledges, of any agreement or undertaking to which it is a party or by which it is bound, and does not in any manner violate the statutes and regulations applicable to it;

         (v) the Originator's obligations arising from this Agreement are binding upon it and enforceable in accordance with their terms;

         (vi) the payment of any sums due or to be paid to the Transferee under this Agreement does not require any authorization that has not already been obtained;

         (vii) all financial documents provided by the Originator to the Transferee are true and accurate;

         (viii) the Originator conducts its business in all material respects in accordance with all applicable laws and regulations;

         (ix) no claim has been raised, or, to the Originator's knowledge, is intended to be raised against it, which may prevent or prohibit the performance of this Agreement or of its obligations thereunder, or which may constitute a Material Adverse Effect;

         (x) no event has occurred since the closing date of its last fiscal year which may have a Material Adverse Effect;

         (xi) it proves to be technically possible to run each and any Statement and any Portfolio Files so that this does at no time prevent the Transferee from identifying any Transferred Receivable or information related thereto contained in such Statement or Portfolio Files, regardless of the date of transfer of such Transferred Receivable;

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (xii) on each Transaction Date, the Transferable and Transferred Receivables comply with the Warranties of Compliance;

         (xiii) the Guarantor controls directly or indirectly 100% of the Originator's share capital or voting rights;

         (xiv) save for the effects against the relevant Debtor, which depend on notice to, or acceptance by, such Debtor, the assignment of each Receivable in the manner herein contemplated will:

                  -constitute a valid and binding assignment between the
                     Originator and the Transferee;

                  -transfer in accordance herewith, the legal and economic title of such Receivable (and any Collections in respect thereof) to the Transferee without notice of such assignment being served upon the relevant Debtor and so that such Receivables (and any Collections) will not form part of the Originator's insolvency estate;

                  -be effective to pass to the Transferee full and unencumbered title to the Receivable and the benefit thereof (including in such context, any Collections and other rights in connection therewith such as related security); and

                  -no further act, condition or thing will be required to be done in connection therewith to enable the Transferee to require payment of any such Receivable or the enforcement of any such right in the courts of Germany.

         (xv) the underlying Commercial Contract of each Transferable Receivable is governed by German law and is valid and enforceable against the relevant Debtor in accordance with its terms and fully performed by the Originator;

         (xvi) each sale and transfer will be effected at arm's length, within the ordinary course of business of the Originator, and will not result in any kind of fraudulent preference;

         (xvii) any transaction hereunder is in accordance with the German Data Protection Act (Bundes-Datenschutzgesetz) and with any and all other applicable laws relating to the protection of data relating to Debtors;

         (xviii) no Event of Default or Potential Event of Default has occurred or is existing and is continuing;

         (xix) the Originator has performed all its obligations under each of the Commercial Contracts and there exist no circumstances as at this date or the relevant Transfer Date in which any Debtor could exercise a right of set-off under the relevant Commercial Contract;

         (xx) the Originator is not in any insolvency, administration, suspension of payments, liquidation, receivership or any such other proceeding; no petition has been presented for the entering into an insolvency procedure nor for the making of an administration order in relation to the Originator and no receiver, administrative receiver, administrator or receiver and manager has been appointed in relation to the Originator; and

         (xxi) the Originator has obtained from any supplier who has supplied goods which are the basis for any Transferred Receivable the authority to collect such Transferred Receivable and no

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                  ERoT Event has occurred and is continuing.

38.2     From the Depositor

         The Depositor hereby makes, to the Transferee, (a) the Representations and Warranties set forth under Clauses 38.1 (i) to (x), which shall apply to the Depositor mutatis mutandis and, in addition, (b) represents and warrants that the Parent Company controls directly or indirectly 100% of its share capital or voting rights and the Depositor accepts that the Representations and Warranties referred to in (a) and
         (b) above shall be deemed to be reiterated according to the provisions set out under Clause 38.3.

38.3     Reiteration

         Each of the Representations and Warranties of Clauses 38.1 and 38.2 shall be deemed to be reiterated by the Originator and the Depositor, respectively, on each Transaction Date. These Representations and Warranties shall remain in full force and effect until repayment in full of the Financing.

39.      COVENANTS

         Until the Agreement Termination Date, the Originator and the Depositor, undertake(s):

         (i)      to provide the Transferee:

         - as soon as possible but no later than (i) on August 31, 2003 with respect to the fiscal year 2002 and (ii) on July 31, 2004 with respect to the fiscal year 2003 and (iii) on July 31 of each following year with respect to the respective immediately preceding fiscal year (A) with its most recent annual accounts (balance sheet, profit and loss account and notes thereto) as published and certified by its statutory auditors together with the unqualified auditor's opinion relating thereto and
                  (B) with the report of its managing directors relating thereto and the minutes of the annual meeting of its shareholders approving the said accounts, no later than thirty days following the said annual meeting;

         - within (10) ten working days from its shareholders' approval of the annual accounts at the latest, with an annual solvency certificate from its statutory auditors in the form of
                  Schedule 11B;

         - as soon as possible but no later than 90 days after the end of each fiscal year of the Guarantor with respect to the immediately preceding fiscal year, with the most recent consolidated audited annual accounts of the Guarantor prepared in accordance with US GAAP;

         - as soon as possible with any information on the Receivables and the Debtors; and

         - as soon as possible with any other information, reports or statements which the Transferee may at any time reasonably request;

         (ii) to request promptly all authorizations as may be necessary for the performance of its obligations under this Agreement;

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (iii) upon knowledge by the Originator or the Depositor that a Potential Event of Default or an Event of Default has occurred, to notify promptly the Transferee thereof;

         (iv) to conduct its business in compliance with all applicable laws and regulations;

         (v) not to modify its corporate purpose or its legal form in a way which may have a Material Adverse Effect;

         (vi) to inform the Transferee of any reorganization under which the Parent Company would no longer hold, directly or indirectly, at least 51 % of the share capital or voting rights of the Depositor or the Originator;

         (vii)    as to the Originator only:

                  - to remit to the Transferee's Account, upon each Transaction Date all Collections relating to the last Collection Period terminated before such Transaction Date;

                  - upon the Transferee's reasonable request and subject to reasonable prior written notice thereof by the Transferee, to allow the Transferee to cany out or to commission any expert appraisal or audit (in all cases, at the Originator's expense and up to a maximum amount of EUR 15,000 per year; if the expenses actually incurred exceed such amount, the Originator and the Transferee shall negotiate in good faith whether such expenses were incurred in a prudent manner so that it is appropriate for the full amount to be borne by the Originator) in respect of the Transferable and the Transferred Receivables originated by the Originator and its Management Procedures;

                  - to maintain an adequate level of insurance coverage, as required by law or normally taken out in its business sector;

                  - to save all data relating to the Transferred Receivables as recorded in any Statement or any of the Portfolio Files delivered to the Transferee on each Information Date for a period of at least six years after the Transfer Date relating to such Information Date as required by Section 257 of the German Commercial Code (Handelsgesetzbuch);

                  - to immediately inform the Transferee if any of the Originator's suppliers has withdrawn the authority of the Originator to collect Transferred Receivables which are the subject of an Extended Retention of Title Clause.

                           PART IX. EVENTS OF DEFAULT

40.      EVENTS OF DEFAULT AND TERMINATION OF THE TRANSFEREE'S COMMITMENT

40.1     General Events of Default

         Each of the following Events of Default shall constitute a General Event of Default:

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (i) any failure by the Originator or the Depositor to make any due payment under this Agreement unless its failure to pay is caused by administrative or technical error and such payment is made within three (3) Business Days of its due date;

         (ii) any default by the Originator or the Depositor, other than specified in paragraph (i) above, of any of their covenants or obligations under this Agreement provided that no Event of Default under this paragraph will occur if the failure to comply is capable of remedy and is remedied within five (5) Business Days of the occurrence date of the default;

         (iii) any of the Representations and Warranties of the Originator or of the Depositor pursuant to Clause 38, or any information contained in any document delivered by the Originator or the Depositor to the Transferee under this Agreement is found to be inaccurate in any material respect at the date upon which it was made or delivered;

         (iv) the Originator or the Guarantor or the Depositor is subject to a voluntary dissolution or Insolvency Proceedings;

         (v) the Parent Company has ceased to hold, directly or indirectly, at least 51 % of the issued share capital or voting rights of the Originator or the Depositor;

         (vi)     any event which shall have a Material Adverse Effect;

         (vii) the validity of this Agreement or of any transfer of Transferred Receivables is successfully challenged before a court of law; and

         (viii) the Guarantor is in breach of its Financial Covenants (as defined under each of the US Guarantees) or any of the US Guarantees ceases to be effective in accordance with its terms.

40.2     Receivables Trigger Events

         The occurrence of any Receivables Trigger Event shall constitute an Event of Default.

40.3     ERoT Events

40.3.1   The occurrence of any ERoT Trigger Event (as defined in Schedule 8 Part
         3) shall constitute an Event of Default.

40.3.2 The occurrence of any of the following events shall constitute an "ERoT WITHDRAWAL EVENT" and an Event of Default:

         (a) any of the suppliers (each, a "WITHDRAWING SUPPLIER") of the Originator notifies the Originator that its authority to collect Receivables which are subject to an Extended Retention of Title Clause is withdrawn (each, a "SUPPLIER WITHDRAWAL");

                  provided that no ERoT Withdrawal Event shall be deemed to have occurred, if, during the related Consultation Period:

                  (A) within a period of three (3) Business Days from the receipt by the Originator of notice of a Supplier
                           Withdrawal:

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                           (i) the Originator provides evidence reasonably satisfactory to the Transferee that it (1) has no accounts payable outstanding to such Withdrawing Supplier and (2) commits to have no accounts payable outstanding with respect to such Withdrawing Supplier at any time until the end of the related Consultation Period; or

                           (ii) the Originator (1) has paid an amount equal to the aggregate amount of all accounts payable outstanding to such Withdrawing Supplier into an escrow account held by the Transferee and (2) commits to pay into such escrow account on a daily basis until the end of the related Consultation Period an amount equal to the aggregate amount of all accounts payable which fall due on such day and (3) has granted to the Transferee the authority to, upon consultation with the Originator, dispose of the funds held in such account in order to discharge such accounts payable;

                  and

                  (B) any of the following measures has been taken during the related Consultation Period:

                           (i) the Financing has been reduced to zero and all other obligations of the Originator, the Depositor and the Guarantor hereunder have been fulfilled; or

                           (ii) the Originator has provided evidence reasonably satisfactory to the Transferee that the Withdrawing Supplier has re-granted the Originator's authority to collect Receivables which are subject to an Extended Retention of Title Clause; or

                           (iii) the Originator has provided evidence reasonably satisfactory to the Transferee that it is able to identify Receivables which are subject to the Extended Retention of Title Clause imposed by the Withdrawing Supplier and to ensure that such Receivables are not offered to the Transferee.

                  During such Consultation Period,

                           (i)      if any Transaction Date occurs, the
                                    Transferee shall not be obliged to purchase any Transferable Receivables at such Transaction Date; and

                           (ii) the Transferee, in its capacity as pledgee under the Collection Accounts Pledge Agreement, shall at any and all times be entitled to serve a Stop Drawing Notice in the form of Schedule 2 to the Collection Accounts Pledge Agreement (with a copy to the Originator).

                  If the measures set forth under (A) (i) or (ii) and (B) (i) or
                  (ii) or (iii) have been taken in accordance with the terms of such provisions, the Transferee shall at the end of the relevant Consultation Period (i) confirm the remedy of the respective Supplier Withdrawal by a letter to the Originator substantially in the form of Schedule 18A and (ii) withdraw the Stop Drawing Notice by a letter substantially in the form of Schedule 3 to the Collection Accounts Pledge Agreement; provided that none of the actions mentioned in (i) and (ii) above shall prevent the Transferee to enforce any of its other rights and remedies pursuant

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                  to this Agreement.

         (b) a Supplier Withdrawal by a Non-Relevant Supplier has occurred, however, such Supplier Withdrawal is not deemed to constitute an ERoT Withdrawal Event pursuant to Clause 40.3.2 (a) (A) and
                  (B) above, and at any time within the Consultation Period starting from the notice of the occurrence of such Supplier Withdrawal, an additional Supplier Withdrawal is notified to the Originator by any Non-Relevant Supplier; and

                  (A)      any of the requirements set forth under Clause 40.3.2
                           (a) (A) and (B) has not been fulfilled during the new Consultation Period with respect to the additional Supplier Withdrawal; or

                  (B) after the end of such new Consultation Period, the managing directors of the Originator has not issued a certificate in the form as set forth in Schedule 12B.

                  During such new Consultation Period,

                  (i) if any Transaction Date occurs, the Transferee shall not be obliged to purchase any Transferable Receivables at such Transaction Date; and

                  (ii) the Transferee, in its capacity as pledgee under the Collection Accounts Pledge Agreement, shall at any and all times be entitled to serve a Stop Drawing Notice in the form of Schedule 2 to the Collection Accounts Pledge Agreement (with a copy to the Originator).

                  If such second Supplier Withdrawal is deemed not to constitute an ERoT Withdrawal Event pursuant to (A) and (B) above, the Transferee shall at the end of the second Consultation Period
                  (i) confirm the remedy of the respective Supplier Withdrawal by a letter to the Originator substantially in the form of
                  Schedule 18A and (ii) withdraw the Stop Drawing Notice by a letter substantially in the form of Schedule 3 to the Collection Accounts Pledge Agreement; provided that none of the actions mentioned in (i) and (ii) above shall prevent the Transferee to enforce any of its other rights and remedies pursuant to this Agreement.

         (c) (i) a Supplier Withdrawal has occurred, however, such Supplier Withdrawal is not deemed to constitute an ERoT Withdrawal Event pursuant to Clause 40.3.2 (a) (A) and (B) above, and
                  (ii) at any time within the Consultation Period starting from the notice of the occurrence of such Supplier Withdrawal, an additional Supplier Withdrawal is notified to the Originator by any supplier and (iii) (aa) either the first Supplier Withdrawal or the additional Supplier Withdrawal was made by a Relevant Supplier or (bb) at any time within the Consultation Period starting from the notice of the occurrence of such additional Supplier Withdrawal, a third Supplier Withdrawal is notified to the Originator by any supplier; and

                  (A)      any of the requirements set forth under Clause 40.3.2
                           (a) (A) and (B) has not been fulfilled during the new Consultation Period with respect to the second Supplier Withdrawal; or

                  (B)      (i)      after the end of a three months period
                                    following the commencement of such new
                                    Consultation Period, the Transferee in its reasonable opinion having conducted a credit audit of the Originator and/or the Guarantor decides that a

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                                    material deterioration of the business or the financial condition of the Originator or the Guarantor has occurred; unless

                           (ii) within three (3) Business Days upon notice of (i) being served on the Depositor with a copy to Ingram Micro Coordination Center BVBA/Sprl., the Originator has exercised in its absolute discretion the option to make a Retransfer Offer with respect to all Transferred Receivables and have made the respective Retransfer Payment.

                  During the three months period mentioned in (B) (i) above,

                  (i) if any Transaction Date occurs, the Transferee shall not be obliged to purchase any Transferable Receivables at such Transaction Date and Clause 40.1
                           (ix) shall not be applicable during such three months period; and

                  (ii) the Transferee, in its capacity as pledgee under the Collection Accounts Pledge Agreement, shall at any and all times be entitled to serve a Stop Drawing Notice in the form of Schedule 2 to the Collection Accounts Pledge Agreement (with a copy to the Originator).

                  If such second Supplier Withdrawal is deemed not to constitute an ERoT Withdrawal Event pursuant to (A) and (B) above, the Transferee shall at the end of the three months period mentioned in (B) (ii) above (i) confirm the remedy of the respective Supplier Withdrawal by a letter to the Originator substantially in the form of Schedule 18B and (ii) withdraw the Stop Drawing Notice by a letter substantially in the form of Schedule 3 to the Collection Accounts Pledge Agreement; provided that none of the actions mentioned in (i) and (ii) above shall prevent the Transferee to enforce any of its other rights and remedies pursuant to this Agreement.

40.3.3 If (i) an ERoT Withdrawal Event has occurred because the measures set forth in Clause 40.3.2 (a) (A) have not been fulfilled and (ii) any insolvency or similar proceeding has been commenced with respect to the Guarantor or the Guarantor is in a stoppage of payment situation, an amount equal to three times the aggregate amount of accounts payable outstanding to the relevant Withdrawing Supplier shall be transferred from the Complementary Deposit to the Subordinated Deposit.

40.4     Issuer Event of Default

         Each of the following events shall constitute an Issuer Event of
         Default:

         (i) any or all Liquidity Bank(s) has(ve) notified the Issuer of Reference its intention to partially renew or its intention not to renew its commitment under the Liquidity Agreement (the Transferee hereby undertaking to inform the Depositor and the Originator of such non renewal or partial renewal upon becoming aware of the same), provided that no Issuer Event of Default shall be deemed to have occurred if upon notice of such non renewal or partial renewal, the Issuer of Reference and each relevant Liquidity Bank have found an alternative solution within a 20-Business Day period following the above mentioned notice (such alternative solution being subject to the confirmation by the Rating Agency that the current rating of the Notes issued by the Issuer of Reference is not likely to be challenged because of such solution and including, but not being limited to, the reduction of each

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                  relevant Liquidity Bank's maximum amount of commitment or the replacement of each relevant Liquidity Bank);

         (ii) the Issuer of Reference becomes unable to issue Notes (other than as as a result of the occurrence of an event of market disruption); or

         (iii) the rating of the Notes issued by the Issuer of Reference is withdrawn or downgraded below the rating granted to such notes as of the date hereof.

41. REMEDIES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT OR A TERMINATION OF THE TRANSFEREE'S COMMITMENT

41.1     Voluntary Early Termination

         By written notice to the Depositor and the Originator, the Transferee may (but is not obliged to) declare the termination of this Agreement following the occurrence of:

         (a) any General Event of Default (other than the General Events of Default listed in Clause 40.1) upon the termination of the grace period specified for such General Event of Default in Clause 40.1, if any; or

         (b)      any ERoT Event, in accordance with the terms of Clause 40.3.

         In any of the above cases, the Final Transfer Date shall be either (i) the date indicated by the Transferee to the Depositor and the Originator in the above mentioned notice, or (ii) failing such indication, the first Transaction Date following the date of receipt by the Depositor and the Originator of the above mentioned notice. The provisions of this Agreement concerning the Redemption Period shall apply as of the Final Transfer Date, as determined in this Clause 41.1.

41.2     Mandatory Early Termination without Consultation Period

         Upon the occurrence of any General Event of Default set out in Clause 40.1(i), Clause 40.1(iv), Clause 40.1(vi), Clause 40.1(vii), or Clause 40.1(viii) or any Receivables Trigger Event, the Transferee shall serve a written notice to the Originator and the Depositor, declaring the termination of this Agreement. In this case, the Final Transfer Date shall be the first Transaction Date following the date of reception of the notification by the Originator and the Depositor, and the provisions of this Agreement concerning the Redemption Period shall apply as of the Final Transfer Date, as determined in this Clause 41.2.

41.3     Mandatory Early Termination with Consultation Period

(A) Upon the occurrence of any Issuer Event of Default or any Collections Trigger Event or ERoT Trigger Event, the Transferee and the Originator shall consult with one another and endeavor in good faith, during the duration of a Consultation Period starting from the occurrence of such Issuer Event of Default or Collections Trigger Event or ERoT Trigger Event, to find a solution mutually acceptable to the Parties.

(B) If another Transaction Date occurs during this Consultation Period, the Transferee shall not be obliged to purchase any Transferable Receivables at that Transaction Date, and the provisions

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         under this Agreement applying to any Temporary Redemption Period and Redemption Period shall take effect.

(C) If an agreement is reached on the alternative solution within this Consultation Period, this solution shall be applied by the Parties on the date upon which they have agreed.

(D) If an agreement cannot be reached within this Consultation Period and if such Issuer Event of Default or Collections Trigger Event or ERoT Trigger Event is continuing at this date, the Transferee shall serve notice to the Originator of the termination of the Transferee's Commitment. Upon termination of the Transferee's Commitment pursuant to the foregoing provision, the Final Transfer Date shall be the first Transaction Date following the date of acknowledgement of receipt by the Originator of the above mentioned termination notice, and the provisions of this Agreement concerning the Redemption Period shall apply on this date.

                              PART X. MISCELLANEOUS

42.      PAYMENTS AND CURRENCY FOR PAYMENTS

         For the purpose of making the payment of all sums due under this Agreement, the Originator and the Transferee expressly agree to use exclusively the following bank accounts:

         (i)      the Collection Accounts;

         (ii)     the Transferee's Account; and

         (iii)    the Depositor's Account.

         Any Debtor Payments shall be directed by the Originator to the Collection Accounts in accordance with the Collection Accounts Pledge Agreement. Any amount due by the Originator to the Transferee shall be credited on the Transferee's Account. Any amount due by the Transferee to the Originator shall be credited on a Collection Account of the Originator. The payment of indemnity amounts, expenses and charges, as are payable in accordance with this Agreement, shall be made in Euros.

43.      WAIVER

         For so long as the Financing has not been irrevocably repaid in full, the Originator shall waive the right to effect any set-off between any amount owed by it to the Transferee pursuant to this Agreement and any amount which is owed to it by the Transferee, in any respect whatsoever to the extent permitted by applicable law, even if the reciprocal claims are certain, liquid and due and payable, or related claims.

44.      LATE PAYMENT INTERESTS

A. In the event that the Originator fails to pay the Transferee any sum whatsoever owed under this Agreement on the day it is due and payable, the Originator shall pay the Transferee, to the extent permitted by applicable law, late payment interests computed over the period between the due

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         date and the actual date on which said sum is paid, at a rate of interest per annum equal to EONIA+1.00%.

B. Late payment interests shall be owed even if the Transferee did not declare the termination of this Agreement pursuant to Clause 40. Late payment interests shall not be exclusive of payment of a compensation to remedy certain and specific damages suffered by the Transferee, in accordance with the provisions of Clause 42.

45.      TAXES

A. Any amount which should be paid or remitted by the Originator in favor of the Transferee under this Agreement shall be made net of any deduction or withholding (with the exception of corporate income tax), unless the Originator is required to make said deduction or withholding, in which case, to the extent permitted by law, the Originator shall increase the amount to be paid or remitted to the Transferee such that following said deduction or withholding, the Transferee shall receive a net amount (free of any deduction or withholding of tax) which is equal to what it would have received had there been no such deduction or withholding.

B. In the event and to the extent of any taxes, duties or charges becoming due, being imposed upon or otherwise becoming attributable to or payable by the Transferee (i) in Germany (in particular any trade tax (Gewerbesteuer)) by whatever reason in connection with this Agreement or (ii) in connection with the transactions contemplated hereby or
         (iii) in connection with the income derived hereunder or thereunder or
         (iv) in connection with the refinancing by the Transferee of the purchase of Transferred Receivables hereunder or (v) otherwise or in connection with their collection or realisation, the Originator shall pay such additional amounts to the Transferee which are required to ensure that the Transferee finally is able to fulfil its tax payment obligations and therefore receives, and is able to retain at any time for its free disposal in full an unreduced amount being equal to the aggregate of all amounts collected in relation to Transferred Receivables.

C. If the applicable laws do not permit the aforementioned increase to be made, the Transferee and the Originator shall consult with one another in the shortest possible time and endeavor in good faith to find a solution mutually acceptable to the Parties.

D. If such an agreement cannot be reached within 30 calendar days following the effective date of said levy, deduction or withholding of tax, the Final Transfer Date shall be deemed to have occurred on the 30th calendar day following the effective date of said levy, deduction or withholding of tax.

46.      CHANGE IN CIRCUMSTANCES

A.       If, as a result of:

         (a) any new law, regulation, directive or any amendment to any law, regulation or directive or any change in the manner it is interpreted by a governmental authority responsible for its enforcement; or

         (b) any compliance by the Transferee (or its parent company) with a recommendation or regulation of a competent central bank or any other financial, monetary or other authority

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

                  (including but not limited to a recommendation or regulation affecting the capital adequacy requirements applicable to the Transferee (or its parent company) in light of its obligations and such amounts as are owed to it under this Agreement);

B.       (a)      the Transferee (or its parent company):

                  (i) incurs a cost as a result of granting, financing or maintaining the Transferee's Commitment; or

                  (ii) suffers an increase in the cost of granting, financing or maintaining the Transferee's Commitment; or

                  (iii) is compelled to make any payment whatsoever or to waive any return based on or computed by reference to the gross amount of those sums of any kind which it has received or is entitled to receive from the Originator pursuant to this Agreement; or

         (b) any amounts payable to the Transferee under this Agreement or any related documents is reduced or any regulatory capital adequacy requirements, as imposed on the Transferee (or its parent company) as the result of the Transferee entering into this Agreement and any transactions contemplated thereby, is increased;

         (c) it becomes impossible for the Originator to fulfil its obligations pursuant to this Agreement; or

         (d) it becomes unlawful for the Transferee (or its parent company) to maintain or give effect to its obligations as contemplated in this Agreement or impossible for the Transferee to maintain the Transferee's Commitment; or

         (e) any new condition is imposed on the Transferee (or its parent company) in respect of this Agreement;

C.       then in each of those cases:

         (a) the Transferee shall give the Originator written notice of that event; and

         (b) the Transferee shall be entitled to claim from the Originator payment of compensation for the entire term of this Agreement in an amount sufficient to compensate the Transferee (or its parent company, respectively) for said incurred costs, reduction, payment or relinquishment of any return actually borne by the Transferee (or its parent company, respectively) and which arose subsequent to the date of receipt by the Originator of the above-mentioned notification; or

         provided that (i) if the Originator contests the amount of the compensation claimed by the Transferee, the Transferee and the Originator shall promptly consult with one another within a 30-calendar day period during which each Party endeavors in good faith to find a solution mutually acceptable to the Parties; and (ii) if the Parties are unable to reach agreement by the end of that 30-calendar day period, the Originator shall pay the amount of the compensation as determined by the Transferee and the Final Transfer Date shall be deemed to have occurred on the last calendar day of the consultation over the said 30-calendar day period.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

D. The Transferee hereby undertakes to give the Originator written notice of its becoming aware of any possibility of the occurrence of any event described in paragraph A of this Clause.

47.      EXPENSES

         The Originator shall reimburse the Transferee, upon duly justified written request of the Transferee, all reasonable and documented expenses (including court and lawyers' costs and fees) arising from any modification to this Agreement and from any protection or enforcement of the rights of the Transferee under this Agreement.

48.      SUB-CONTRACTING AND SUBSTITUTION

A. Each Party shall have the right to add or appoint a third party to assist it in the performance of certain tasks, provided that it has so informed the other Parties and the Rating Agency.

         In addition, each Party shall have the right to nominate a third party to replace it in the performance of certain tasks, provided that:

         (i) it has so informed the other Parties, or, concerning the Originator, it has obtained the prior approval of the Transferee;

         (ii) it shall remain responsible for the proper performance of its obligations in accordance with Section 278 of the German Civil Code and the third party expressly waives any contractual recourse against the other Parties, unless this Agreement expressly provides for the contrary;

         (iii) the third party undertakes to perform all of the obligations to which the said Party is subject under this Agreement.

B. The Transferee has appointed BNP Paribas to act in its name and on its behalf in all matters relating to this Agreement and, in that capacity, to perform all of its obligations under this Agreement. BNP Paribas shall only be accountable to the Transferee for the performance of its duties and obligations under this Agreement, and shall not be accountable to any third party or anyone else whosoever, and shall only be liable for gross negligence and willful misconduct.

49.      CONFIDENTIALITY

         Each Party undertakes to treat any and all information that comes to its knowledge concerning the other Party as confidential.

         This undertaking shall not:

         (i) prevent the transmission of any information to supervisory authorities, statutory auditors, legal advisers, tax authorities, the Rating Agency, the Issuer of Reference or any other entities appointed pursuant to Clause 48;

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

         (ii) preclude the possibility of any Party using any information to protect or enforce its rights under this Agreement, notably by bringing any legal action.

    This confidentiality undertaking shall remain in effect for three (3) years from the Agreement Termination Date.

50.      BENEFIT OF THE AGREEMENT

The benefit of this Agreement shall not be transferred to any third party without the prior written consent of any Party.

51.      NOTICES, COMMUNICATION AND DOCUMENTS

51.1.    Addresses

Unless otherwise subsequently notified to each of the Parties on the following terms, all notices, communication and documents in connection with this Agreement shall take effect as of the date that it is received, and shall be transmitted by way of registered mail with acknowledgment of receipt requested, or by facsimile, to:

(i)      The Originator:

         Ingram Micro Distribution GmbH

         Title:                           Chief Financial Officer
         For the attention of:            Karl-Heinz Muller

         Mail to:                         karl-heinz.mueller@ingrammicro.de

         Address:                         Heisenbergbogen 3, 85609 Dornach
         Fax:                             +49 89 4208 1141
         Tel:                             +49 89 4208 2242
         E-mail:                          karl-heinz.mueller@ingrammicro.de

(ii)     The Depositor:

         Ingram Micro Holding GmbH

         Title:                           Senior Manager Treasury Central Region
         For the attention of:            Cornelia Hesse

         Mail to:

         Address:                         Heisenbergbogen 3, D-85609 Dornach
         Fax:                             +49-89-2080 836 52
         Tel:                             +49-89-4208 1378
         E-mail:                          Cornelia.hesse@ingrammicro.de

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

(ii)     The Guarantor (Ingram Micro Inc.):

         Title:                        Worldwide Treasurer
         For the attention of:         Jim Ricketts
         Title:                        General Counsel
         For the attention of:         Jim Anderson

         Address:                      1600 E. St. Andrew Place, Santa Ana,
                                       CA 92705, U.S.A.
         Fax:                          (714) 566-7873
         Tel:                          (714)566-1000
         E-mail:                       jim. ricketts@ingrammicro. com
                                       jim.anderson@ingrammicro.com

(iii)    The Transferee (BNP Bank N.V. represented by BNP Paribas):

         Address:                      3, rue d'Antin, 75002 Paris, France
         Fax:                          (+33 1)42986919
         Tel:                          (+33 1)43 169186/0142986613
         E-mail:                       marylene.monci@bnpparibas.
                                       com/eric.lefol@bnpparibas.com

         For the attention of:         Marylene Monci / Eric Lefol

         In addition, a copy of any notice, communication or document in connection with this Agreement shall be automatically and simultaneously sent to Ingram European Coordination Center N.V./S.A. at the following address:

         Ingram Micro Coordination Center BVBA/Sprl.:

         Title:                        Treasury Project Manager-Europe
         For the attention of:         Beatrice Ransquin
         Title:                        Senior Director Treasury Europe
         For the attention of:         Luc Vlaminck

         Address:                      Luchthavenlaan 25 A, 1800 Vilvoorde,
                                       Belgium
         Fax:                          00 32 2 254 92 90
         Tel:                          0032 2 254 92 95
         E-mail:                       beatrice.ransquin@ingrammicro-europe.com
                                       luc.vlaminck@ingrammicro-europe.com

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

51.2.    Effectiveness

         Unless otherwise mutually agreed by each of the Parties, any notice, communication or document made or delivered by one person to another under or in connection this Agreement will only be effective:

         (i)      if by way of fax, when received in legible form; or

         (ii) if by way of registered mail with acknowledgement of receipt requested, when received by the relevant person or officer in charge; or

         (iii) if by way of electronic mail, when received in legible and virus-free form.

52.      EXERCISE OF RIGHTS

         Absent an express waiver, any failure by a Party to exercise its rights under this Agreement shall not constitute a waiver of those rights.

53.      LANGUAGE

         Any document provided under or in connection with this Agreement, including all or part of its Schedules, shall be made in English.

54.      INDIVISIBILITY

A. If a provision of this Agreement is or becomes void or ceases to be effective and enforceable, the legality, validity or enforceability of any other provision of this Agreement shall not be affected thereby. However, the Parties shall modify any provision of the Agreement which becomes or ceases to be effective and enforceable, invalid or unenforceable, to the extent that it is reasonably possible to modify such provision in order for it to become legal, valid and enforceable and after the mutual written consent of the Parties.

B. If, after the execution of this Agreement, any additional formality proves to be necessary in connection with this Agreement or each instrument delivered by any Party pursuant to its terms, each Party undertakes to fulfil such formality that another Party may reasonably request, to the extent that such formality does not substantially modify its rights and obligations under the Agreement.

55.      GOVERNING LAW - JURISDICTION - COUNTERPARTS

A. This Agreement shall be governed by, and construed in accordance with German law if not explicitly provided otherwise in this Agreement.

B. Any dispute as to the validity, execution, interpretation or any other matter arising from this Agreement shall be subject to the jurisdiction of the District Court (Landgericht) in Frankfurt am Main, Germany.

HENGELER MUELLER                                                    BNP / Ingram
                                                                          GMRTSA

C. Each of the US Guarantees shall be governed by the laws of the State of California and subject to the jurisdiction of the Courts of the State of California.

D. This Agreement may be executed (including execution by facsimile) in one or more counterparts (Ausfertigungen). Each signed counterpart shall constitute an original.

56.      CONTINUITY

         Each of the parties hereto hereby agrees with the other parties hereto that all provisions of the German Master Receivables Transfer and Servicing Agreement originally dated August 14, 2003, as amended and restated on December 29, 2003, any transactions thereunder and any rights and obligations created thereunder shall continue to be in full force and effect, as hereby amended and restated. Any references in any agreement or document to this Agreement shall be to the German Master Receivables Transfer and Servicing Agreement, originally dated August 14, 2003, as amended and restated on December 29, 2003, as hereby amended and restated. With respect to any time prior to the date hereof, the terms of the German Master Receivables Transfer and Servicing Agreement dated August 14, 2003, as amended and restated on December 29, 2003, shall not be affected hereby.

                                 EXECUTION PAGE


As amended and restated on March 31, 2004

BNP PARIBAS BANK N.V.


By: /s/



INGRAM MICRO DISTRIBUTION GMBH


By: /s/



By: /s/



INGRAM MICRO HOLDING GMBH


By: /s/